UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 15, 2016

LOWE’S COMPANIES, INC.
(Exact name of registrant as specified in its charter)

North Carolina	1-7898	56-0578072
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Lowe’s Blvd., Mooresville, NC	28117
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(704) 758-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On January 22, 2016, Lowe’s Companies, Inc. (the “Company”) filed a Current Report on Form 8‑K (the “Original 8-K”) with the Securities and Exchange Commission reporting that the Company expected to record, in its fiscal fourth quarter ended January 29, 2016, a non-cash impairment charge related to the Company’s decision to exit its joint venture with Woolworths Limited in Australia (the “Transaction”). At the time the Original 8-K was filed, the Company was unable in good faith to make a determination of an estimate of the amount or range of amounts of the non-cash impairment charge. The Company is filing this Amendment No. 1 to amend the Original 8-K to include an estimate for such impairment charge. The disclosure included in the Original 8-K otherwise remains unchanged.

Item 2.06	Material Impairments

On February 24, 2016, in connection with the report of the Company’s financial results for its fiscal fourth quarter and fiscal year ended January 29, 2016, the Company reported a non-cash impairment charge of $530 million related to the Transaction. The charge is based on the Company’s best estimate of the value of its portion of the joint venture, and is subject to adjustment based on completion of the valuation process as defined by the joint venture agreement and additional information received throughout this process.

Disclosure Regarding Forward-Looking Statements

This report includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). Statements of the Company’s expectations for exiting its investment in the Australian joint venture, exercise of the option to exit the joint venture, incurrence of an impairment charge related to the planned divestment, making no further capital contributions to the joint venture, valuation of the joint venture, estimate of the impairment charge related to the Transaction and any statement of an assumption underlying any of the foregoing, constitute “forward-looking statements” under the Act. Although we believe that the expectations, opinions, projections, and comments reflected in these forward-looking statements are reasonable, we can give no assurance that such statements will prove to be correct. A wide variety of potential risks, uncertainties, and other factors could materially affect our ability to achieve the results either expressed or implied by our forward-looking statements including, but not limited to, the valuation of the joint venture and changes in general economic conditions, such as the rate of unemployment, interest rate and currency fluctuations, higher fuel and other energy costs, slower growth in personal income, changes in consumer spending, changes in the rate of housing turnover, the availability of consumer credit and of mortgage financing, inflation or deflation of commodity prices, and other factors which can negatively affect our customers. For more information about these and other risks and uncertainties that we are exposed to, you should read the “Risk Factors” and “Critical Accounting Policies and Estimates” included in our most recent Annual Report on Form 10-K and the description of material changes therein or updated version thereof, if any, included in our Quarterly Reports on Form 10-Q.

The forward-looking statements contained in this report are based upon data available as of the date of this report or other specified date and speak only as of such date. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf about any of the matters covered in this report are qualified by these cautionary statements and the “Risk Factors” included in our most recent Annual Report on Form 10-K and the description of material changes therein or updated version thereof, if any, included in our Quarterly Reports on Form 10-Q. We expressly disclaim any obligation to update or revise any forward-looking statement, whether as a result of new information, change in circumstances, future events, or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOWE’S COMPANIES, INC.

Date: February 24, 2016	By:	/s/ Matthew V. Hollifield
Matthew V. Hollifield Senior Vice President and Chief Accounting Officer